Exhibit 99.3

TOLLING AGREEMENT

This Tolling Agreement (“Agreement”) is entered into on September 24, 2013, effective as of September 9, 2013 (the “Effective Date”), among DRAGON STATE INTERNATIONAL LIMITED (“Dragon State”), a Local Limited Company (private company) registered in Hong Kong with its principal offices at Level 9 Central Building, 1-3 Pedder Street, Central, Hong Kong, KEYUAN PETROCHEMICAL, INC. (“Keyuan”), a Nevada corporation with its principal offices located at Qingshi Industrial Park, Ningbo Economic & Technological Development Zone, Ningbo, Zhejiang Province, P.R. China, 315803, and CHUNFENG TAO, the Chairman of the Board and Chief Executive Officer of Keyuan (“Tao”, and, collectively with Keyuan, the “Keyuan Parties”).  For purposes of this Agreement, each of Dragon State, Tao and Keyuan is sometimes individually referred to as a “Party” and all three are sometimes collectively referred to as the “Parties.”

WHEREAS, on September 28, 2010, Dragon State and Keyuan entered into a Securities Purchase Agreement, including its accompanying exhibits A-L (the “SPA”), pursuant to which Dragon State purchased 5,333,334 shares of Keyuan’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), 800,001 Series C Warrants (as defined in the SPA), and 800,001 Series D Warrants (as defined in the SPA), for an aggregate purchase price of twenty million dollars ($20,000,000);

WHEREAS, Dragon State has advised the Keyuan Parties that in Dragon State’s view it has certain potential claims against the Keyuan Parties (the “Claims”) and that, in connection with the Claims, Dragon State would seek, inter alia, rescission and damages, to the greatest extent allowed; and

WHEREAS, Dragon State and the Keyuan Parties wish to attempt to amicably resolve the Claims by negotiation without the overhang of pending litigation and seek during such period of negotiation to preserve the status quo.

NOW, THEREFORE, for good and valuable consideration including but not limited to the covenants and agreements set forth below, the sufficiency of which is hereby acknowledged, the parties AGREE as follows:

1.           Suspension Of The Statutes Of Limitation.  All periods of limitation, repose and laches (collectively, “Time-Related Defenses”) which are or may be applicable to any or all claims and remedies at contract, tort and statute, including but not limited to all claims arising out of the Securities Purchase Agreement dated September 28, 2010 and out of Dragon State’s purchase of the securities of Keyuan, whether described herein or not (collectively, “Tolled Claims”), that Dragon State has or may have against the Keyuan Parties are tolled and suspended as of the Effective Date through and including the Termination Date as hereinafter defined.

2.           The Termination Date. This Tolling Agreement shall terminate on September 28, 2014, unless the Parties agree in writing to extend the term of this Agreement (the termination date of this Agreement being referred to herein as the “Termination Date”).  Any Party shall have the power to terminate this Tolling Agreement without cause on thirty (30) days notice to the other Party.  Notwithstanding the foregoing, Paragraphs 3, 4, 5, 6, 8, 9, 17, 19 and 21 of this Agreement shall survive any termination of this Agreement.

3.           Extension Of The SPA Representations And Warranties.  The survival date of the representations and warranties contained in the SPA, as set forth in Section 7.14 of the SPA, is hereby extended through September 28, 2014.

4.           Extension Of Conversion Date Of Series B Preferred Stock. Contemporaneously with or prior to the execution of this Tolling Agreement, Keyuan shall file with the Secretary of State of the State of Nevada, via a two-hour expedite service, an amendment to the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock (the “Certificate), in the form attached as Exhibit A to this Agreement (the “Certificate Amendment”), to extend the Maturity (as defined in Section 1 of the Certificate) of the Series B Preferred Stock from September 28, 2013 to September 28, 2014 and to extend the mandatory conversion date of the Series B Preferred Stock under Section 5(b)(viii) of the Certificate from September 28, 2013 to September 28, 2014.  Neither Keyuan nor Tao shall take, or allow any party to take, any action to deprive Dragon State of the benefit of this Paragraph 4 and the extension of the Maturity and the mandatory conversion date of the Series B Preferred Stock or to rescind, cancel or terminate the effectiveness of the Certificate Amendment.

5.           Extension Of Warrant Term.  Contemporaneously with or prior to the execution of this Tolling Agreement, Keyuan shall enter into an Amendment to Series C Warrant and Series D Warrant, substantially in the form of Exhibit B to this Agreement (the “Warrant Amendment”), to extend the expiration date of each of the Series C Warrants and the Series D Warrants from September 28, 2013 to September 28, 2014.  Neither Keyuan nor Tao shall take, or allow any party to take, any action to deprive Dragon State of the benefit of this Paragraph 5 and the extension of the expiration date of each of the Series C Warrants and the Series D Warrants provided for herein or to rescind, cancel or terminate the effectiveness of the Warrant Amendments.

6.           No Waiver Of Claims.  This Tolling Agreement is without prejudice to Dragon State and is not to be construed as evidence of waiver of any claim or right of relief, whether equitable or legal, by Dragon State, including without limitation any and all claims described in the recitals and in Paragraphs 1 and 21 hereof.  The Keyuan Parties agree not to raise or assert, and hereby waive any and all defenses of waiver, estoppel, laches, unavailability of remedy, or passage of any periods of limitations or repose by reason of the term or duration of this Tolling Agreement, including without limitation, by reason of events that might subsequently occur.

7.           Non-Revival Of Time-Barred Claims.  This Tolling Agreement shall have no effect on, and shall not revive any claim or cause of action, that was time-barred prior to the Effective Date, nor shall it have any effect on or impair any defense which any of the Parties may have to any Tolled Claim, other than any Time-Related Defense.

8.           Representations And Warranties of Keyuan and Tao.  Keyuan and Tao hereby represent and warrant to Dragon State as follows:

(a)
Organization; Good Standing.  Keyuan is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  Tao is an individual with capacity to enter into this Agreement.

(b)
Authorization.  All corporate action required to be taken by Keyuan’s Board of Directors and holders of Series B Preferred Stock in order to authorize Keyuan to enter into this Agreement, to amend the terms of the Series B Preferred Stock as set forth in the Certificate Amendment and to amend the terms of the Series C Warrants and the Series D Warrants as set forth in the Warrant Amendment has been taken as of the date hereof.  All action on the part of the officers of Keyuan necessary for the execution and delivery of this Agreement, the Certificate Amendment and the Warrant Amendment and the performance of all obligations of Keyuan hereunder and thereunder has been taken as of the date hereof.  Keyuan has delivered to Dragon State true and complete copies of the resolutions approved by its Board of Directors and holders of Series B Preferred Stock authorizing Keyuan to enter into this Agreement, to amend the terms of the Series B Preferred Stock as set forth in the Certificate Amendment and to amend the terms of the Series C Warrants and the Series D Warrants as set forth in the Warrant Amendment, which resolutions have not been rescinded, modified or revoked, are in full force and effect on the date hereof and will be in full force and effect until the Certificate Amendment is accepted for filing by the Secretary of State of the State of Nevada.  Other than the holders of the Series B Preferred Stock, no holders of capital stock of Keyuan have a right to consent to, vote on or otherwise approve the Certificate Amendment or the Warrant Amendments.

(c)
Due Execution; Validity; Enforceability.  This Agreement, the Certificate Amendment and the Warrant Amendment have been, or when executed and delivered, will, be duly and validly executed and delivered by Keyuan and Tao and constitute valid and legally binding obligations of Keyuan and Tao, enforceable against Keyuan and Tao in accordance with their respective terms.

(d)
Consents and Approvals.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Keyuan or Tao in connection with the consummation of the transactions contemplated by this Agreement, the Certificate Amendment and the Warrant Amendment, except for (i) the filing of the Certificate Amendment with the Secretary of State of the State of Nevada and (ii) the filing of a Form 8-K within four days of the execution of this Agreement.

(e)
Certain Actions.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or currently threatened that questions the validity of this Agreement, the Certificate Amendment or the Warrant Amendment or the right of Keyuan or Tao to enter into them and to consummate the transactions contemplated hereby or thereby.

(f)
No Conflicts.  The execution, delivery and performance by Keyuan and Tao of this Agreement, the Certificate Amendment and the Warrant Amendment, and the consummation by Keyuan and Tao of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Keyuan; (ii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, lien or other arrangement to which Keyuan or Tao is a party or by which Keyuan or Tao is bound or to which their respective assets are subject; (iii) result in the imposition of any lien upon any assets of Keyuan or Tao or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Keyuan or Tao or any of their respective properties or assets.

(g)	Effectiveness of Certificate Amendment. The Certificate Amendment will be immediately effective upon filing with the Secretary of State of the State of Nevada.

(h)	Independent Legal Counsel. Each of Keyuan and Tao has conferred with legal counsel of its choosing as to the significance and legal effect of this Tolling Agreement.

9.           Representations And Warranties Of Dragon State.  Dragon State hereby represents and warrants to Keyuan and Tao as follows:

(a)
Organization; Good Standing.  Dragon State is a Local Limited Company (private company) registered in Hong Kong and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)
Authorization.  All corporate action required to be taken by Dragon’s State Board in order to authorize Dragon State to enter into this Agreement, to amend the terms of the Series B Preferred Stock as set forth in the Certificate Amendment and to amend the terms of the Series C Warrants and the Series D Warrants as set forth in the Warrant Amendment has been taken as of the date hereof.  All action on the part of the officers of Dragon State necessary for the execution and delivery of this Agreement and the Warrant Amendment, and the performance of all obligations of Dragon State hereunder and thereunder has been taken as of the date hereof.

(c)
Due Execution; Validity; Enforceability.  This Agreement and the Warrant Amendments have been duly and validly executed and delivered by Dragon State and constitute valid and legally binding obligations of Dragon State, enforceable against Dragon State in accordance with their respective terms.

(d)
Consents and Approvals.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Dragon State in connection with the consummation of the transactions contemplated by this Agreement, the Certificate Amendment and the Warrant Amendment.

(e)
Certain Actions.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or currently threatened that questions the validity of this Agreement or the Warrant Amendment or the right of Dragon State to enter into them and to consummate the transactions contemplated hereby or thereby.

(f)
No Conflicts.  The execution, delivery and performance by Dragon State of this Agreement and the Warrant Amendment and the consummation by Dragon State of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Dragon State; (ii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, lien or other arrangement to which Dragon State is a party or by which Dragon State is bound or to which its assets are subject; (iii) result in the imposition of any lien upon any assets of Dragon State or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Dragon State or any of its properties or assets.

(g)	Independent Legal Counsel. Dragon State has conferred with legal counsel of its choosing as to the significance and legal effect of this Tolling Agreement.

(h)	No Assignment Of Tolled Claims. Dragon State has not assigned any of the Tolled Claims to any other person or entity.

10.           No Third-Party Beneficiaries.  Only the Parties and their successors and assigns shall have rights under this Agreement.  The Parties expressly do not intend there to be any third-party beneficiaries of this Agreement.

11.           Reservation Of Rights.  Nothing in this Tolling Agreement limits the rights of the Parties to assert any legal argument not expressly set forth in this Tolling Agreement, including whether or not any time period of a Time-Related Defense has actually commenced or the existence of other bases to toll any Time-Related Defense.

12.           Notices Method Of Delivery.  Written notice under this Tolling Agreement must be personally delivered, or given by certified mail, return receipt requested, or given by any reputable and commercially available overnight delivery service and shall be accurately dated as of the date that it is actually delivered, mailed or sent by overnight delivery service.  A copy of all written notices hereunder shall also be sent by fax to all parties on the date that the written notice is delivered, mailed or sent by overnight delivery.  All notices are deemed given when received.

13.           Notices To Whom Delivered.  Any notices permitted or required under this Tolling Agreement shall be sent in the manner set forth in Paragraph 13, addressed to the following:

If to the Dragon State:

Dragon State International Limited
Level 9 Central Building
1-3 Pedder Street Central
Hong Kong

Copies of all notices to Dragon State (which shall not constitute notice under this Agreement) should be sent to:

Ronald D. Lefton, Esq.
Greenberg Traurig, LLP
200 Park Avenue, 29th Floor
New York, New York 10166
(212) 801-9200 (tel)
(212) 801-6400 (fax)

If to Keyuan:

Keyuan Petrochemicals, Inc.
Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China, 315803(+86) 574-8623-2955 (tel)

Copies of all notices to Keyuan should be sent to:

Louis E. Taubman
Hunter Taubman Weiss LLP
130 West 42nd Street, Suite 1050
New York, NY 10036
(917) 512-0827 (tel)
(212) 202-6380 (fax)

If to Tao:

Keyuan Petrochemicals, Inc.
Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China, 315803Attn: Chunfeng Tao
(+86) 574-8623-2955 (tel)

Copies of all notices to Tao should be sent to:

Louis E. Taubman
Hunter Taubman Weiss LLP
130 West 42nd Street, Suite 1050
New York, NY 10036
(917) 512-0827 (tel)
(212) 202-6380 (fax)

Any Party may change the address and/or addressee to which notice to said Party is to be sent by giving notice of the change to the other Parties at the above addresses in the manner provided herein for notices.

14.           Integration.  This Tolling Agreement includes the recitals hereto and constitutes the entire understanding of the Parties with respect to the subject matter hereof (including without limitation the suspension of the statutes of limitations), and any and all other agreements, written or oral, relating to the subject matter hereof are hereby cancelled.

15.           Interpretation.  The captions and headings in this Tolling Agreement are for convenience only and are not to be considered in interpreting this Tolling Agreement.  The Parties waive the benefit of any presumption that this Tolling Agreement or any provisions herein shall be interpreted against the drafter of this Tolling Agreement.

16.           Limitations On Admissibility And Non-Admission Of Liability.  Neither this Tolling Agreement, nor the fact of its existence, shall be admissible in any controversy or litigation between any of the Parties, except with respect to, and to the extent relevant to, a dispute over the possible application of one or more Time-Related Defenses to any of the Tolled Claims.  Nothing in this Tolling Agreement shall be taken as evidence of, or support for, the merits of any claims or defenses in connection with any Tolling Claims of any Party to this Tolling Agreement, other than in any proceeding in which this Tolling Agreement is an issue.  By entering into this Tolling Agreement, no Party is acknowledging or conceding in any way that any Party has any valid claim or defense against it.  Neither this Tolling Agreement, nor anything in it, is intended to be, shall be deemed to be, or shall be argued in any forum to be, an admission of liability, wrongdoing, fault or responsibility on the part of any Party to this Tolling Agreement.

17.           Confidentiality.  This Tolling Agreement, its existence, and its contents are confidential and will not be disclosed by the Parties to any third party, except in a dispute between the Parties concerning the terms of this Tolling Agreement.  Notwithstanding the foregoing, Keyuan shall be permitted to disclose this Agreement to the extent required pursuant to applicable United States federal securities laws, including by disclosing the existence and terms of this Agreement in, and including this Agreement as an exhibit to, a Current Report on Form 8-K filed within four business days of the execution date of this Agreement.

18.           Modification.  Any modification or amendment of this Tolling Agreement, including but not limited to any extension of the Termination Date, must be in writing and must be signed by all Parties.  This specific provision cannot be modified orally or otherwise waived orally by the Parties to this Tolling Agreement.

19.           Governing Law; Venue.  This Tolling Agreement shall be governed by and interpreted in accordance with New York substantive law without regard to choice of law principles.  Any disputes regarding this Agreement or the interpretation thereof shall be litigated exclusively within the federal or state courts located in New York County, New York and the parties hereto waive any objection to such jurisdiction and venue.

20.           Execution In Counterparts.  This Tolling Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.  The Parties may rely upon a facsimile copy of a counterpart executed by any other Party, and the Party delivering such facsimile shall be bound thereby as if it were an original.

21.           Release of Escrow Shares.  In further consideration for the amendments contemplated by this Tolling Agreement, contemporaneously with the execution of this Tolling Agreement, Dragon State shall execute and deliver to Keyuan an executed joint letter of instruction, in the form attached as Exhibit C to this Agreement (the “Escrow Release Instruction”), instructing Anslow & Jaclin, LLP, as Escrow Agent (the “Escrow Agent”), to release all of the “Escrow Shares” held by the Escrow Agent to Delight Reward Limited, a British Virgin Islands corporation (“Delight Reward”), pursuant to the Securities Escrow Agreement, dated as of September 28, 2010, by and among Keyuan, the persons and entities party thereto as Purchasers, Delight Reward and the Escrow Agent. Further to Section 6 hereof, Keyuan and Tao acknowledge and agree that none of the execution, delivery and performance by Dragon State of this Agreement, the delivery by Dragon State of the Escrow Release Instruction pursuant to this Agreement nor the release of the escrow shares by the Escrow Agent in accordance therewith shall in any way be deemed as a performance or ratification by Dragon State or any of its affiliates of the SPA, or as a waiver by Dragon State or any of its affiliates of any claims that Dragon State or any of its affiliates may have against Keyuan, Tao or their respective affiliates, whether known or unknown, matured or unmatured, arising under the SPA, the Escrow Agreement or otherwise, which claims are expressly reserved.  Each of Keyuan and Tao agrees that it shall not, and shall cause its affiliates (including, for the avoidance of doubt, Delight Reward) not, to assert the execution, delivery and/or performance by Dragon State of this Agreement, the delivery by Dragon State of the Escrow Release Instruction pursuant to this Agreement or the release of the escrow shares by the Escrow Agent in accordance therewith as a defense, objection or evidence, in connection with any claim brought, or remedy sought, by Dragon State against Keyuan, Tao and/or any of their respective affiliates after the date hereof.

DRAGON STATE INTERNATIONAL LIMITED		KEYUAN PETROCHEMICAL, INC.

By:	/s/ Patricia W. Hu	By:	/s/ Chunfeng Tao
	Patricia W. Hu, Director		Chunfeng Tao, CEO

CHUNFENG TAO

		By:	/s/ Chunfeng Tao
Chunfeng Tao